SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 15, 1997

                Date of Earliest Event Reported: December 3, 1997


                       VALLEY NATIONAL GASES INCORPORATED
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             (Exact name of registrant as specified in its charter)


                                  Pennsylvania
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         (State or other jurisdiction of incorporation or organization)


                                    000-29226
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                            (Commission File Number)

                                   23-2888240
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                      (I.R.S. Employer Identification No.)


                  67 43rd Street, Wheeling, West Virginia 26003
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           (Address of principal executive office, including zip code)

                                 (304) 232-1541
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              (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS

     Valley National Gases Incorporated has entered into a letter of intent with Buckeye Welder Services, Inc. ("Buck-Weld") for the purchase of the industrial gas and welding supply distribution business of Buck-Weld. The transaction is expected to be completed within 30 days and is subject to customary closing conditions, including the execution of a definitive purchase agreement.

     Buck-Weld has two locations located in Ohio with headquarters in Columbus, Ohio. Buck-Weld had annualized sales of approximately $8 million in the 12-month period ended June 30, 1997. The business to be acquired offers a full range of products, including industrial gases, welding supplies, arc equipment, safety supplies and propane, to a broad and established customer base.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

          (a) Financial statements of businesses acquired.

               Not applicable.

          (b) Pro forma financial information.

               Not Applicable.

          (c) Exhibits.

               99.1 Press Release dated December 3, 1997



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    VALLEY NATIONAL GASES INCORPORATED


                                    By:  /s/ Robert D. Scherich
                                       -----------------------------------------
                                         Robert D. Scherich
                                         Chief Financial Officer



Date:   December 15, 1997